UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2013

U.S. RARE EARTH Minerals, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6430 Medical Center St., Suite 230, Las Vegas, Nevada		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 888-820-2270

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Retirement of Chairman of the Board

Paul Hait, 73, Chairman of the Board of Directors of the U.S. Rare Earth Minerals, Inc. (“Company”) has retired effective immediately due to the necessity of caring for his wife who is quite ill.   Caring for his wife will require all of his attention and time and will mean that he will have no time available any longer to devote to the Company’s business activities.   The Board of Directors accepted his resignation on February 8, 2013.

Dennis Cullison, President and Treasurer, will also assume the position of Chairman of the Board and will continue as a Director.   He will perform all of the duties of Chairman of the Board as well as continuing to perform the duties of President and Secretary.

The Board of Directors of the Company has appointed Michael Tague, 54, as Chief Financial Officer and a Director of the Company in order to fill the vacancy created by the retirement of Paul Hait.  Mr. Tague has devoted a substantial part of his business career in the mortgage brokerage and mortgage banking business.  Since April 2011, he has been the area sales manager for Interbank Mortgage Company, of Lincolnshire, Illinois.  His duties include the managing of highly successful wholesale account executives that sell mortgage loan services for Interbank Mortgage Company throughout California, which have resulted in the closing of over $5 billion of residential loans.   Previously from September 2005 through July 2010 he was associated with Security National Mortgage Company, then, through April 2011, he was the West Coast Regional Manager for PMAC Lending Services, located in Chino Hills, California.  PMAC Lending Services was a retail residential mortgage lender and prior to his position with PMAC Lending Services he was President and Chief Executive Officer and owner of Mortgageline, a wholesale mortgage lender specializing in jumbo mortgage loans of one million dollars or more on residential mortgage loans in Bend, Oregon and throughout the United States.  Previously, he was the owner and President of Integrity Funding Group, Inc., Bend, Oregon, which also was in the business of wholesale and retail mortgage lending.  Integrity Funding Group, Inc. operated in Oregon, California, Idaho and Hawaii.  Mr. Tague resides in Bend, Oregon.  He attended Saddleback College, in California.  He is a successful mortgage banker and mortgage broker with substantial financial experience in finance matters and the financial requirements of successful companies.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.

By:	/s/ Dennis Cullison
Name:	Dennis Cullison
Title:	Chairman, President and Director

Dated:  February 11, 2013

By:	/s/ Michael Tague
Name:	Michael Tague
Title:	Chief Financial Officer and Director

Dated:  February 11, 2013